                                                                    EXHIBIT 10.1

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                          AMERIQUEST TECHNOLOGIES, INC.

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                           LOAN AND SECURITY AGREEMENT

                              Dated: July 16, 1998

                                   $10,000,000

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                            FLEET CAPITAL CORPORATION

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                                TABLE OF CONTENTS

                                                                           Page

     SECTION 1. CREDIT  FACILITY.............................................1
     1.1      Revolving Credit Loans.........................................1
     1.2      Letters of Credit; LC Guaranties...............................2

     SECTION 2. INTEREST, FEES AND CHARGES...................................2
     2.1      Interest.......................................................2
     2.2      Computation of Interest and Fees...............................5
     2.3      Commitment Fee.................................................5
     2.4      Unused Line Fee................................................5
     2.5      Letter of Credit and LC Guaranty Fees..........................6
     2.6      Collateral Management Fee......................................6
     2.7      Audit and Appraisal Fees.......................................6
     2.8      Reimbursement of Expenses......................................6
     2.9      Bank Charges...................................................7
     2.10     Indemnity re: LIBOR............................................7


     SECTION 3. LOAN ADMINISTRATION..........................................8
     3.1      Manner of Borrowing Revolving Credit Loans.....................8
     3.2      Payments.......................................................9
     3.3      Mandatory and Permissive Prepayments..........................10
     3.4      Application of Payments and Collections.......................10
     3.5      All Loans to Constitute One Obligation........................11
     3.6      Loan Account..................................................11
     3.7      Statements of Account.........................................11


     SECTION 4. TERM AND TERMINATION........................................11
     4.1      Term of Agreement.............................................11
     4.2      Termination...................................................12


     SECTION 5. SECURITY INTERESTS..........................................13
     5.1      Security Interest in Collateral...............................13
     5.2      Lien Perfection; Further Assurances...........................14


     SECTION 6. COLLATERAL ADMINISTRATION...................................15
     6.1      General.......................................................15


     6.2      Administration of Accounts....................................16
     6.3      Administration of Inventory...................................18
     6.4      Administration of Equipment...................................19
     6.5      Payment of Charges............................................19


     SECTION  7. REPRESENTATIONS AND WARRANTIES.............................20
     7.1      General Representations and Warranties........................20
     7.2      Continuous Nature of Representations and Warranties...........27
     7.3      Survival of Representations and Warranties....................28


     SECTION 8. COVENANTS  AND  CONTINUING  AGREEMENTS......................28
     8.1      Affirmative Covenants.........................................28
     8.2      Negative Covenants............................................30
     8.3      Specific Financial Covenants..................................34

     SECTION 9. CONDITIONS PRECEDENT........................................34
     9.1      Documentation.................................................34
     9.2      No Default....................................................36
     9.3      Other Loan Documents..........................................36
     9.4      Availability..................................................36
     9.5      No Litigation.................................................36


     SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON
     DEFAULT................................................................37
     10.1     Events of Default.............................................37
     10.2     Acceleration of the Obligations...............................40
     10.3     Other Remedies................................................40
     10.4     Remedies Cumulative; No Waiver................................42


     SECTION 11.  MISCELLANEOUS.............................................42
     11.1     Power of Attorney.............................................42
     11.2     Indemnity.....................................................43
     11.3     Modification of Agreement; Sale of Interest...................44
     11.4     Severability..................................................44
     11.5     Successors and Assigns........................................45
     11.6     Cumulative Effect; Conflict of Terms..........................45
     11.7     Execution in Counterparts.....................................45
     11.8     Notice........................................................45



     11.9  Lender's Consent..........................................46
     11.10 Credit Inquiries..........................................46
     11.11 Time of Essence...........................................46
     11.12 Entire Agreement..........................................46
     11.13 Interpretation............................................47
     11.14 GOVERNING LAW; CONSENT TO FORUM...........................47
     11.15 WAIVERS BY BORROWER.......................................48

                           LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT is made this 16th day of July, 1998, by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 200 Glastonbury Boulevard, Glastonbury, CT 06033 and AMERIQUEST TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), with its chief executive office at 425 Privet Road, Horsham, Pennsylvania 19044

     Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP, consistently applied.

SECTION 1. CREDIT FACILITY

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a Total Credit Facility of up to $10,000,000.00 available upon Borrower's request therefor, as follows:

          1.1   Revolving Credit Loans.

                  1.1.1 Loans and Reserves. Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time minus reserves, if any, which shall be repayable in accordance with the terms of the Revolving Credit Note. If the unpaid balance of the Revolving Credit Loans should exceed the Borrowing Base or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are due and payable on demand, secured by the Collateral and entitled to all benefits thereof. Lender has the right to establish reserves, in such amounts and with respect to such matters, as Lender deems necessary or appropriate, in its reasonable discretion.

                  1.1.2 Use of Proceeds. The Revolving Credit Loans shall be used solely for (i) payment of costs associated with the transactions hereby contemplated; and (ii) Borrower's general operating capital needs, in a manner consistent with the provisions of this Agreement and all applicable laws.

         1.2 Letters of Credit; LC Guaranties. Lender agrees, for so long as no Default or Event of Default exists and if requested by Borrower, to (i) issue its, or cause to be issued by its Affiliate, Letters of Credit for the account of Borrower or (ii) execute LC Guaranties by which Lender or its Affiliate shall guaranty the payment or performance by Borrower of its reimbursement obligations with respect to Letters of Credit and letters of credit issued for Borrower's account by other Persons in support of Borrower's obligations (other than obligations for the repayment of Money Borrowed), provided that the LC Amount at any time shall not exceed the LC Cap. No Letter of Credit or LC

Guaranty may have an expiration date that is more than 365 days after the date of issuance. In addition, no Letter of Credit or LC Guaranty may have an expiration date that is after the Revolving Credit Maturity Date. Any amounts paid by Lender under any LC Guaranty or in connection with any Letter of Credit shall be treated as Revolving Credit Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans.

SECTION 2.    INTEREST, FEES AND CHARGES

     2.1      Interest.

              2.1.1    Revolving Credit Interest:

                       (a) Rate Options. At the time of each Revolving Credit Loan under the Total Credit Facility, and thereafter from time to time, Borrower shall have the right, subject to the terms and conditions of this Agreement, and provided no Default or Event of Default has occurred and is continuing, to designate to Lender in writing that all, or a portion of the Revolving Credit Loans shall bear interest at either the (i) Revolving Credit LIBOR Rate or (ii) Revolving Credit Base Rate. Interest on each portion thereof shall accrue and be paid at the time and rate applicable to the respective option selected by Borrower or otherwise governing under the terms of this Agreement. If for any reason the Revolving Credit LIBOR Rate option is unavailable, the Revolving Credit Base Rate shall apply. The rate of interest on Revolving Credit Base Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Base Rate effective as of the opening of business on the day that any such change in the Base Rate occurs.

                              (i) Revolving Credit LIBOR Rate Option:

                                         (A) Requests. Provided no Default or
Event of Default has occurred and is continuing, and subject to the provisions of this Section 2.1.1 (a)(i), if Borrower desires to have the Revolving Credit LIBOR Rate apply to all or a portion of the Revolving Credit Loans, Borrower shall give Lender a written irrevocable request no later than 11:00 A.M. Eastern time on the second (2nd) Business Day prior to the requested borrowing date specifying (i) the date the Revolving Credit LIBOR Rate shall apply (which shall be a Business Day), (ii) the LIBOR Interest Period, and (iii) the amount to be subject to the Revolving Credit LIBOR Rate provided that such amount shall be an integral multiple of Five Hundred Thousand Dollars ($500,000.00). In no event may Borrower have outstanding at any time more than five (5) tranches of Revolving Credit Libor Rate Loans.

                                         (B) LIBOR Interest Periods. Revolving
Credit LIBOR Rate Loans shall be selected by Borrower for a LIBOR Interest Period during which the Revolving Credit LIBOR Rate is applicable; provided, however, that if the LIBOR Interest Period would otherwise end on a day which shall not be a London Business Day, such LIBOR Interest Period shall be extended to the next preceding or succeeding London Business Day as is the Bank's custom in the market to which such Revolving Credit LIBOR Rate Loan relates. All accrued and unpaid interest on a Revolving Credit LIBOR Rate Loan shall be paid monthly in accordance with Section 3.2.2. No LIBOR Interest Period with respect to the Revolving Credit may end after the Revolving Credit Maturity Date. Subject to all of the terms and conditions applicable to a request to convert all or a portion of the Revolving Credit Loans to a Revolving Credit LIBOR Rate Loan, Borrower may extend a Revolving Credit LIBOR Rate Loan as of the last day of the LIBOR Interest Period to either a new Revolving Credit LIBOR Rate Loan or a Revolving Credit Base Rate Loan. If Borrower fails to notify Lender of the LIBOR Interest Period for a subsequent Revolving Credit LIBOR Rate Loan at least two
(2) Business Days prior to the last day of the then current LIBOR Interest Period of an outstanding Revolving Credit LIBOR Rate Loan, then such outstanding Revolving Credit LIBOR Rate Loan shall, at the end of the applicable LIBOR Interest Period, become a Revolving Credit Base Rate Loan and accrue interest at the Revolving Credit Base Rate.

                                        (C) Adjustments. The Adjusted LIBOR Rate
may be automatically adjusted by Lender on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable LIBOR Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor or other applicable governing body), excluding the Reserve Percentage and any Reserve which has resulted in a payment pursuant to Section 2.10 below, that increase the cost to Lender of funding the Revolving Credit LIBOR Rate Loan. Lender shall promptly give Borrower notice of such a determination and adjustment, which determination shall be prima facie evidence of the correctness of the fact and the amount of such adjustment.

                                        (D) Unavailability. If Borrower shall
have requested the rate based on the Adjusted LIBOR Rate in accordance with this
Section 2.1.1(a)(i) and Lender shall have determined that Eurodollar deposits equal to the amount of the principal of the requested Revolving Credit LIBOR Rate Loan and for the LIBOR Interest Period specified are unavailable, or that the rate based on the Adjusted LIBOR Rate will not adequately and fairly reflect the cost of the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, of making or maintaining the principal amount of the requested Revolving Credit LIBOR Rate Loan during the LIBOR Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate means do not exist for ascertaining the rate based on the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, Lender shall promptly give notice of such determination to Borrower that the rate based on the Adjusted LIBOR Rate is not available. A determination by Lender hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (i) the obligation to convert to, or maintain a Revolving Credit LIBOR Rate Loan at the rate based on the Adjusted LIBOR Rate shall be suspended until Lender shall have notified Borrower that such conditions shall have ceased to exist, and (ii) the portion of the Revolving Credit Loans subject to the request or requested conversion shall accrue interest at the Revolving Credit Base Rate.

              2.1.2 Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Revolving Credit Loans shall bear interest at a rate per annum equal to 200 basis points above the interest rate otherwise applicable thereto (the "Default Rate").

              2.1.3 Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Note and charged or collected pursuant to the terms of this Agreement or pursuant to the Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Note are in contravention of any such law, the rate hereunder shall automatically be reduced to the maximum rate permitted by applicable law, and Lender shall, in its discretion, to the extent permitted by applicable law, apply such excess to the principal balance of the Revolving Credit Loans or refund such excess to Borrower, and such provisions shall be deemed amended to conform thereto.

     2.2 Computation of Interest and Fees. Interest and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the second Business Day after receipt by Lender of fully collected funds from the Dominion Account.

     2.3 Commitment Fee. Borrowers shall pay to Lender on or prior to the Closing Date, a commitment fee of $100,000. Fifty Thousand Dollars of such fee has been paid and is deemed fully earned and non-refundable, the balance of such fee is payable, and is deemed fully earned and nonrefundable, on the Closing Date.

     2.4 Unused Line Fee. Borrower shall pay to Lender a fee equal to one half of one percent (0.5%) per annum of the average monthly amount by which $10,000,000 exceeds the sum of the (i) outstanding principal balance of the Revolving Credit Loans and (ii) LC Amount. The unused line fee shall be payable monthly in arrears on the first day of each calendar month hereafter commencing August 1, 1998.

     2.5 Letter of Credit and LC Guaranty Fees. Borrower shall pay to Lender for Letters of Credit and LC Guaranties of letters of credit, a fee equal to 2.0% per annum of the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, which fee shall be due and payable on the first day of each month. Borrower shall also pay all normal and customary fees and charges associated with the issuance, amendment, modification, renewal, transfer or termination thereof, which fees and charges shall be deemed fully earned and shall be payable upon issuance, amendment, modification, renewal, transfer or termination of each such Letter of Credit or LC Guaranty, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

     2.6 Collateral Management Fee. Borrower shall pay to Lender a $10,000 annual collateral management fee ("Collateral Management Fee") which fee shall be fully earned, non-refundable, and payable quarterly in advance, commencing on the Closing Date (on a prorated basis from the Closing Date through September 30, 1998) and on the first day of each October, January, April and July thereafter.

     2.7 Audit and Appraisal Fees. Borrower shall pay to Lender audit and appraisal fees in accordance with Lender's current schedule of fees in effect from time to time in connection with Lender's audits and appraisals of Borrower's books and records and such other matters as Lender shall deem appropriate, plus all out-of-pocket expenses incurred by Lender in connection with such audits and appraisals; provided that, so long as no Event of Default has occurred, all such audit and appraisal fees incurred during any 12 month period after the Closing Date shall be limited to, and included within, the Collateral Management Fee; provided further that after an Event of Default and during the continuation thereof, such audit and appraisal fees for any 12 month period after the Closing Date shall be unlimited. Audit and appraisal fees shall be payable on the first day of the month following the date of issuance by Lender of a request for payment thereof to Borrower; provided, however, that such fees shall not be due upon less than 15 days notice.

     2.8 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Lender or any Participating Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the analysis, negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents (whether or not consummated); (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such reasonable legal and accounting expenses and other reasonable costs and out of pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this Section 2.8 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender and shall bear interest from the date such demand is made until paid in full at the highest rate then applicable to Revolving Credit Loans from time to time. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in Section 6 hereof.

     2.9 Bank Charges. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution (including, without limitation, any fees paid by Lender to any Participating Lender) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender of proceeds of

Revolving Credit Loans made by Lender to Borrower pursuant to this Agreement and
(ii) the depositing for collection, by Lender of any check or item of payment received or delivered to Lender on account of the Obligations.

     2.10 Indemnity re: LIBOR. Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all losses or expenses that Lender may sustain or incur as a consequence of any prepayment or any Default by Borrower in the payment of the principal of or interest on any LIBOR Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given by Borrower, including (but not limited to) any interest payable by Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder, and any other loss or expense incurred by Lender by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make, continue, convert into or maintain, a LIBOR Rate Loan.

SECTION 3. LOAN ADMINISTRATION

     3.1 Manner of Borrowing Revolving Credit Loans. Borrowings under the Credit Facility established pursuant to Section 1 hereof shall be as follows:

              3.1.1 Loan Requests. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of the intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date (which shall be a Business Day), no later than 1:00 P.M. Eastern time on the proposed borrowing date or, with respect to a Revolving Credit LIBOR Rate Loan, no later than 11:00 A.M. Eastern time two Business Days prior to the proposed borrowing date, provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Base Rate Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrower, Lender may permit telephonic requests for Revolving Credit Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring, in good faith, of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

              3.1.2 Disbursement. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this subsection 3.1.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

              3.1.3 Authorization. Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrower to Lender hereunder.

              3.1.4 Borrowing Base Certificates. Borrower shall give Lender a Borrowing Base Certificate and supporting documentation as requested by Lender but no less frequently than on a weekly basis.

     3.2 Payments. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

              3.2.1 Principal. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of
(i) the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Overadvance shall exist at any time, Borrower shall, on demand, repay the Overadvance.

              3.2.2 Interest. Interest accrued on the Loans shall be due on the earliest of (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month,
(ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 4 hereof.

              3.2.3 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in
Section 2 hereof, to Lender or to any other Person designated by Lender in writing.

              3.2.4 Other Obligations. The balance of the Obligations, (other than those set forth in this Section 3.2) requiring the payment of money shall be payable by Borrower to Lender as and when provided in this Agreement, the Note, the Other Agreements or the Security Documents, or on demand, whichever is later.

     3.3 Mandatory and Permissive Prepayments.

              3.3.1 Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. Except as provided in subsection 6.4.2 hereof, if Borrower sells any Equipment, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrower shall pay to Lender, unless otherwise agreed by Lender, as and when received by Borrower, a sum equal to the proceeds (including insurance payments) received by Borrower from such sale, loss, destruction or condemnation. Any such prepayment shall be applied to the Revolving Credit Loans.

              3.3.2 LIBOR Rate Loans. No portion of the Revolving Credit LIBOR Rate Loans may be prepaid during a LIBOR Interest Period unless Borrower first satisfies in full its obligations under Section 2.10 arising from such prepayment.

     3.4 Application of Payments and Collections. Subject to subsection 2.2 of this Agreement, all items of payment received by Lender by 12:00 Noon Eastern time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 Noon Eastern time, on any Business Day shall be deemed received on the following Business Day. Until payment in full of all Obligations and termination of this Agreement, Borrower irrevocably waives (except as otherwise expressly provided for by Lender) the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records; provided that if no Event of Default has occurred and is continuing and, after payment of all outstanding interest, Borrower shall direct Lender as to whether payments should be applied to a LIBOR Rate Loan or Base Rate Loan and, in the absence of directions, payment shall be applied to Base Rate Loans. If, as a result of collections of Accounts as authorized by subsection 6.2.6 hereof, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be remitted to Borrower within one Business Day for so long as no Default or Event of Default exists. Lender may, at its option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

     3.5 All Loans to Constitute One Obligation. The Revolving Credit Loans, Letters of Credit and LC Guaranties shall constitute one general Obligation of Borrower, and shall be secured by Lender's Lien upon all of the Collateral.

     3.6 Loan Account. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

     3.7 Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within 10 Business Days of the date each accounting is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 4.  TERM AND TERMINATION

     4.1 Term of Agreement. Subject to Lender's right to cease making Revolving Credit Loans to Borrower or issuing or procuring Letters of Credit or LC Guaranties, upon or after the occurrence, and during the continuance, of any Default or Event of Default, this Agreement shall be in effect for a period of three (3) years from the date hereof, through and including July 15, 2001 (the "Original Term") and this Agreement shall automatically renew itself for one-year periods thereafter (the "Renewal Terms") unless terminated as provided in Section 4.2 hereof.

     4.2 Termination.

              4.2.1 Termination by Lender. Upon at least 90 days prior written notice to Borrower, Lender may terminate this Agreement as of the last day of the Original Term or the then current Renewal Term and Lender may terminate this Agreement without notice upon or after the occurrence, and during the continuance, of an Event of Default.

              4.2.2 Termination by Borrower. Upon at least 90 days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds and all Letters of Credit and LC Guaranties have expired or have been cash collateralized to Lender's satisfaction. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Revolving Credit Loans or issue or procure any Letter of Credit or LC Guaranty on or after the termination date stated in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

              4.2.3 Termination Charges. At the effective date of termination of this Agreement for any reason (other than a termination under Section 4.2.1), Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to the product of (a) the sum of the prior 12 months average aggregate outstanding principal balance of the Revolving Credit Loans plus the LC Amount (or, if terminated in the first 12 months, the sum of the average aggregate outstanding principal balance of the Revolving Credit Loans plus the LC Amount during the period for which the Revolving Credit Loans and LC Amounts were outstanding) times (b) 3% if termination occurs during the first twelve-month period of the Original Term; 2% if termination occurs during the second 12-month period of the Original Term; and 0% if termination occurs any time thereafter.

              4.2.4 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement and, upon such date, all Letters of Credit and LC Guaranties shall have expired or been cash collateralized to Lender's satisfaction. All indemnities, undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds, together with the applicable liquidated damages charge under Section 4.2.3, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations, one of the following options shall have been taken (the choice of option to be determined by Lender in its sole discretion): (i) Lender shall have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) Lender shall have retained such monetary reserves for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

SECTION 5.  SECURITY INTERESTS

     5.1 Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing first Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

              (i)      Accounts;

              (ii)     Inventory;

              (iii)    Equipment;

              (iv)     General Intangibles;

              (v)      Fixtures;

              (vi)     Deposit Accounts;

              (vii)    Investment Property;

              (viii)   Chattel Paper;

              (ix)     Instruments;

              (x)      Documents;

              (xi) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

              (xii) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (xi) above; and

              (xiii) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (xii) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral.

     5.2 Lien Perfection; Further Assurances. Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required by applicable law to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents (including, without limitation, original vehicle titles and Chattel Paper).

SECTION 6.    COLLATERAL ADMINISTRATION

     6.1   General

              6.1.1 Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit 6.1.1 hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default for (i) sales of Inventory in the ordinary course of business; and (ii) removals in connection with dispositions of Equipment that are authorized by subsection 6.4.2 hereof. Borrower shall cause the owner of each business location set forth in Exhibit 6.1.1 to execute and deliver to Lender a landlord waiver, in form and substance satisfactory to Lender.

              6.1.2 Insurance of Collateral. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability, flood and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as lender loss payee, assignee, or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

              6.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

     6.2      Administration of Accounts.

              6.2.1 Records, Schedules and Assignments of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the fifteenth day of each month from and after the date hereof, Borrower shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $250,000 become newly ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Lender, Borrower shall notify Lender of such occurrence no later than the sixth Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. Borrower shall, if requested by Lender, execute and deliver to Lender formal written assignments of all of its Accounts from time to time, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

              6.2.2 Discounts, Allowances, Disputes. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $100,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof no later than the sixth Business Day following Borrower's knowledge thereof, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon the occurrence of an Event of Default (and during the continuation thereof), Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrower.

              6.2.3 Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized (without any obligation or duty on Lender's part), in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor, provided, however that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower.

              6.2.4 Account Verification. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

              6.2.5 Maintenance of Lockbox and Dominion Account. Borrower has established a lockbox account with First Union National Bank into which Account Debtors have been directed to send proceeds of Accounts. Borrower shall not amend, revise or terminate its existing lockbox arrangements without Lender's prior written consent. In addition, Borrower shall maintain a Dominion Account, acceptable to Lender with such banks as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such banks (including, without limitation, First Union National Bank) an irrevocable letter of instruction directing such banks to transfer all funds received in the Dominion Account to Lender for application on account of the Obligations. All funds deposited in the lockbox and/or Dominion Account shall immediately become the property of Lender and Borrower shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

              6.2.6 Collection of Accounts, Proceeds of Collateral. To expedite collection, Borrower shall endeavor, through commercially reasonable efforts, in the first instance to make collection of its Accounts. All remittances received by Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times after an Event of Default (and during the continuation thereof) to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrower. Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights therein. To the extent within Lender's control, Borrower shall have direct electronic access to account information to verify at all times transactions in the Dominion Account.

     6.3      Administration of Inventory.

              6.3.1 Records and Reports of Inventory. Borrower shall keep accurate and complete records of its Inventory. Borrower shall furnish to Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the 15th day of each month as of the last day of the prior month. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Lender, a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

              6.3.2 Returns of Inventory. If at any time or times hereafter, any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $100,000.00, Borrower shall immediately notify Lender of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory.

     6.4      Administration of Equipment.

              6.4.1 Records and Schedules of Equipment. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with subsection
6.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership of the Equipment.

              6.4.2 Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender;

provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to dispositions in any of the following categories: (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, have a fair market value or book value, whichever is less, of $100,000 or less; (ii) dispositions of Equipment, which in the aggregate during any twelve-month period, have a fair market value or book value, whichever is less, of more than $100,000; provided that all such proceeds (cash and non-cash) are remitted to Lender for application to the Revolving Credit Loans; or (iii) replacements of Equipment with Equipment of equal or greater value (as determined by Lender), provided that the replacement Equipment shall be acquired prior to or within thirty (30) days after any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens (that are not Purchase Money Liens, unless the Equipment being replaced was previously subject to a Purchase Money Lien) and Borrower shall have given Lender at least 5 days prior written notice of such disposition.

     6.5 Payment of Charges. All amounts chargeable to Borrower under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the highest rate applicable to Revolving Credit Loans from time to time.

SECTION  7.  REPRESENTATIONS AND WARRANTIES

     7.1 General Representations and Warranties. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender that:

              7.1.1 Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit 7.1.1 hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary or in which the failure of Borrower to be so qualified could have a material adverse effect on the financial condition, business or Properties of Borrower.

              7.1.2 Corporate Power and Authority. Borrower has full corporate power and authority to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

              7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with its respective terms.

              7.1.4 Capital Structure. Exhibit 7.1.4 hereto states (i) the correct name of each of the Subsidiaries, if any, of Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower, (ii) the name of Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of Borrower and each Subsidiary of Borrower and (iv) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Except as disclosed on Exhibit 7.1.4, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower or any of its Subsidiaries. Except as shown on Exhibit 7.1.4, there are no outstanding agreements or instruments known to Borrower binding upon any shareholder of Borrower's relating to the ownership of its shares of capital stock.

              7.1.5 Corporate Names. Neither Borrower nor any of its Subsidiaries have been known as or used any corporate, fictitious or trade names except those listed on Exhibit 7.1.5 hereto. Except as set forth on Exhibit 7.1.5, neither Borrower nor any of its Subsidiaries have been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

              7.1.6 Business Locations; Agent for Process. Each of Borrower's and its Subsidiaries' chief executive office and other places of business are as listed on Exhibit 6.1.1 hereto. During the preceding five-year period, neither Borrower nor any of its Subsidiaries had an office, place of business or agent for service of process other than as listed on Exhibit 6.1.1. Except as shown on
Exhibit 6.1.1, no Inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

              7.1.7 Title to Properties; Priority of Liens. Each of Borrower and each of its Subsidiaries' has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower has paid or discharged, or reserved for, all lawful claims known to Borrower which, if unpaid, might become a Lien against any Properties of Borrower that is not a Permitted Lien. The Liens granted to Lender under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

              7.1.8 Accounts. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

                                (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                                (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in substantial compliance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                                (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

                                (iv) Such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

                                (v) Borrower has not made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to subsection 6.2.1 hereof;

                                (vi) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

                                (vii) To the best of Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) is Solvent; and

                                (viii) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which could result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

              7.1.9 Equipment. The Equipment is in satisfactory operating condition and repair, all necessary replacements of and repairs thereto shall be made so that such condition shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any material item of the Equipment to become affixed to any real Property leased to such Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form and substance acceptable to Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority Liens in favor of Lender.

              7.1.10 Financial Statements; Fiscal Year. The Consolidated balance sheets of Borrower and such other Persons described therein (including the accounts of all Subsidiaries, if any, of Borrower for the respective periods during which a Subsidiary relationship existed) as of September 30, 1997 and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP and present fairly the financial position of Borrower at such date and the results of Borrower's operations for such period. Since September 30, 1997, there has been no material change in the condition, financial or otherwise, of Borrower and no change in the aggregate value of Equipment and real Property owned by Borrower, except changes in the ordinary course of business and the transactions contemplated hereby, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower and each of its Subsidiaries ends on the Saturday closest to September 30 of each year ("Last Day of Fiscal Year").

              7.1.11 Full Disclosure. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of Borrower to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to Borrower which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement or the other Loan Documents.

              7.1.12 Solvent Financial Condition. Borrower is now and, after giving effect to the Loans to be made hereunder, at all times will be, Solvent.

              7.1.13 Surety Obligations. Except as shown on Exhibit 7.1.13 hereto, neither Borrower nor any Subsidiary of Borrower is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into or any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

              7.1.14 Taxes. Borrower's and each Subsidiary of Borrower's federal tax identification number is shown on Exhibit 7.1.14 hereto. Borrower and each Subsidiary of Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrower and each Subsidiary of Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year.

              7.1.15 Brokers. There are no claims against Borrower for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

              7.1.16 Patents, Trademarks, Copyrights and Licenses. Borrower and each Subsidiary of Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are shown on Exhibit 7.1.16 hereto. Exhibit 7.1.16 also identifies all such intellectual property rights which are currently licensed to Borrower and the licensor thereof.

              7.1.17 Governmental Consents. Borrower and each Subsidiary of Borrower has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

              7.1.18 Compliance with Laws. Borrower and each Subsidiary has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to Borrower or any Subsidiary under any such law, rule or regulation except where such noncompliance would not have a material and adverse effect on Borrower's business, Property, financial condition or prospects. Borrower and each Subsidiary of Borrower has established and maintains an adequate monitoring system to ensure that it remains in compliance with all federal, state and local laws, regulations and rules applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. Section 201 et seq.), as amended.

              7.1.19 Restrictions. Neither Borrower nor any Subsidiary of Borrower is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Neither Borrower nor any Subsidiary of Borrower is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as shown on Exhibit 7.1.19 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any Subsidiary of Borrower, as applicable.

              7.1.20 Litigation. Except as shown on Exhibit 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower or any Subsidiary of Borrower, threatened, against or affecting Borrower or the business, operations, Properties, prospects, profits or condition of Borrower or any Subsidiary of Borrower. Neither Borrower nor any Subsidiary of Borrower is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

              7.1.21 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any Subsidiary of Borrower is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

              7.1.22 Leases. Exhibit 7.1.22(a) hereto shows all capitalized leases of Borrower and each Subsidiary of Borrower and Exhibit 7.1.22(b) hereto shows each operating lease of Borrower. Borrower and each Subsidiary of Borrower is in full compliance with all of the terms of each of its respective capitalized and operating leases except where such noncompliance would not have a material and adverse effect on Borrower's business, Property, financial condition or prospects.

              7.1.23 Pension Plans. Except as shown on Exhibit 7.1.23 hereto, neither Borrower nor any Subsidiary of Borrower has any Plan. Borrower and each Subsidiary of Borrower is in full compliance in all material respects with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of Borrower or any Subsidiary of Borrower exists in connection with any Plan. Neither Borrower nor any Subsidiary of Borrower has withdrawal liability in connection with a Multiemployer Plan.

              7.1.24 Trade Relations. Except as shown on Exhibit 7.1.24 hereto, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or any Subsidiary of Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or any Subsidiary of Borrower or prevent Borrower or any Subsidiary of Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

              7.1.25 Labor Relations. Except as shown on Exhibit 7.1.25 hereto, neither Borrower nor any Subsidiary of Borrower is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any Subsidiary of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

              7.1.26 Year 2000. Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by Borrower and its Subsidiaries (or any of their material suppliers, customers or vendors) may be unable to effectively interpret, process and manipulate data and recognize and perform properly date-sensitive functions involving dates prior to, on and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any material adverse effect on Borrower's business, property, financial condition or prospects.

     7.2 Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall, in all material respects, remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrower's or any Subsidiary of Borrower's business or operations that would render the information in any exhibit attached hereto either materially inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement.

     7.3 Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8.             COVENANTS  AND  CONTINUING  AGREEMENTS

     8.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

              8.1.1 Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower and any Subsidiary of Borrower, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

              8.1.2 Notices. Promptly notify Lender in writing of the occurrence of any Default or Event of Default or the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect. Such notice, in each case, shall specify the nature of the occurrence or existence, and what action Borrower is taking (or proposes to take), with respect thereto.

              8.1.3 Financial Statements. Keep, and cause each Subsidiary of Borrower to keep, adequate records and books of account with respect to its business activities in which proper entries are made reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared on a consistent basis):

                       (i) not later than 120 days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated and Consolidating (if applicable) basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender to have been prepared in accordance with GAAP (except for a qualification for a change in accounting principles with which the accountant concurs);

                       (ii) not later than 30 days after the end of each month hereafter (except for fiscal quarter-end statements which will be delivered no later than 45 days after the fiscal quarter-end), including the last month of Borrower's fiscal year, unaudited interim financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's financial year then elapsed, on a Consolidated and Consolidating (if applicable) basis, certified by the principal financial officer of Borrower as prepared on a basis consistent with Borrower's past practices for preparing financial statements and fairly presenting the Consolidated and Consolidating (if applicable) financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                       (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has sent to all of its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                       (iv) promptly after the filing thereof, copies of any annual report to be filed under ERISA in connection with each Plan; and

                       (v) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's financial condition or results of operations.

              Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decision with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses
(i) and (ii) of this subsection 8.1.3, or more frequently if requested by Lender, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the chief financial officer of Borrower together with a work sheet reflecting all calculations made in completing the Compliance Certificate.

              8.1.4 Landlord and Storage Agreements. Provide Lender with copies of all leases and other material written agreements between any Borrower and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

              8.1.5 Projections. No later than 30 days prior to the end of each of Borrower's fiscal years, deliver to Lender Projections of Borrower for the forthcoming fiscal year, month by month.

              8.1.6 Year 2000. Take all action necessary to assure that at all times the computer-based systems utilized by Borrower and its Subsidiaries are able to effectively interpret, process and manipulate dates, including dates before, on and after December 31, 1999. At Lender's request, Borrower shall provide to Lender assurance reasonably satisfactory to Lender that the computer-based systems utilized by Borrower and its Subsidiaries are able to recognize and perform without error functions involving dates before, on and after December 31, 1999.

     8.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

              8.2.1 Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary of Borrower to merge or consolidate, with any Person; acquire, or permit any Subsidiary of Borrower to acquire, all or any substantial part of the Properties of any Person; or create, or permit any Subsidiary of Borrower to create, any other Subsidiary.

              8.2.2 Loans. Make, or permit any Subsidiary of Borrower to make, any loans or other advances of money to any Person other than loans to employees not in excess of $100,000 in the aggregate outstanding at any one time.

              8.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur, assume, or suffer to exist, any Indebtedness, except:

                                    (i)     Obligations owing to Lender;

                                    (ii)    Indebtedness of any Subsidiary of
         Borrower to Borrower;

                                    (iii) accounts payable to trade creditors
         and current operating expenses (other than for Money Borrowed) which are not aged more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by such Borrower and its independent accountants;

                                    (iv) Obligations to pay Rentals permitted by
         subsection 8.2.13 and Capitalized Lease Obligations permitted under subsection 8.2.8;

                                    (v)     taxes not yet due or being contested
         in the manner described in subsection 7.1.14 hereto; and

                                    (vi)    Permitted Purchase Money
         Indebtedness; and

                                    (vii) contingent liabilities arising out of
         endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business.

                  8.2.4 Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary of Borrower to enter into, or be a party to, any transaction with any Affiliate of Borrower or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or any Subsidiary of Borrower.

                  8.2.5 Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                                    (i)     Liens at any time granted in favor
         of Lender;

                                    (ii) Liens for taxes (excluding any Lien
         imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

                                    (iii) Liens arising in the ordinary course
         of Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time past due and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business;

                                    (iv) such other Liens as are shown on
         Exhibit 8.2.5 hereto;

                                    (v)     Purchase Money Liens securing
         Permitted Purchase Money Indebtedness;

                                    (vi) setoff rights relating to customary
         fees and charges for maintaining bank accounts of those depository institutions that maintain Borrower's Deposit Accounts; and

                                    (vii) such other Liens as Lender may
         hereafter approve in writing.

                  8.2.6 Subordinated Debt. Intentionally Omitted.

                  8.2.7 Distributions. Declare or make, or permit any Subsidiary of Borrower to declare or make, any Distributions.

                  8.2.8 Capital Expenditures. Make Capital Expenditures (other than payments on Capitalized Lease Obligations),which, in the aggregate, as to Borrower and its Subsidiaries exceed $250,000 during any fiscal year of Borrower.

                  8.2.9 Disposition of Assets. Sell, lease or otherwise dispose of, or permit any Subsidiary of Borrower to sell, lease or otherwise dispose of, any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default has occurred and is continuing; or (ii) dispositions expressly authorized by this Agreement.

                  8.2.10 Stock of Subsidiaries. Issue, or permit any Subsidiary of Borrower to issue any additional shares of its capital stock except director's qualifying shares.

                  8.2.11 Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

                  8.2.12 Restricted Investment. Make or have, or permit any Subsidiary of Borrower to make or have, any Restricted Investment.

                  8.2.13 Leases. Become, or permit any Subsidiary of Borrower to become, a lessee under any operating lease (other than a lease under which Borrower or any Subsidiary of Borrower is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases (other than leases that are represented by Capitalized Lease Obligations) under which Borrower or any Subsidiary of Borrower is then lessee would exceed $700,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

                  8.2.14 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of Borrower.

         8.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

                  8.3.1 Minimum Tangible Net Worth. Maintain at all times, for the period from the Closing Date through the day immediately preceding the Last Day of Fiscal Year for fiscal year 1998, a Tangible Net Worth of not less than 80% of the Tangible Net Worth of Borrower as shown on a Consolidated Balance Sheet of Borrower prepared in accordance with GAAP, as of the Closing Date (after giving effect to the transactions contemplated hereunder and under the Disposition Agreement), which Consolidated Balance Sheet shall be in form and substance satisfactory to Lender. The minimum Tangible Net Worth requirement during each fiscal quarter thereafter, commencing with fiscal quarter ending on the Last Day of Fiscal Year for the fiscal year 1998, shall be the sum of (a) the minimum Tangible Net Worth requirement for the immediately preceding fiscal quarter plus (b) 75% of Borrower's Net Income (but in no event less than zero) for the just completed fiscal quarter.

                  8.3.2 Cash Flow. Achieve Cash Flow of not less than the amount shown below for the period corresponding thereto (measured quarterly on a rolling four quarter basis, except as expressly set forth below):

                  Period                                               Amount
                  ------                                               ------
     Three month period ending September 30, 1998                      $150,000
     Six month period ending December 31, 1998                         $250,000
     Nine month period ending March 31, 1999                           $350,000
     Twelve month period ending June 30, 1999                          $450,000
     Each twelve month period thereafter                               $500,000

SECTION 9.        CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement,

Lender shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

         9.1 Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel, including, without limitation, the following:

                  (A) Certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on Lender's standard form of Lender Loss Payee and Mortgagee Endorsement naming Lender as lender loss payee or mortgagee, as applicable, and certified copies of Borrower's liability insurance policies, together with endorsements naming Lender as additional insured;

                  (B) All landlord waivers, mortgagee waivers and/or warehouseman waivers on all leased locations or warehouses at which Inventory or Equipment of Borrower is located and which are listed on Exhibit 6.1.1;

                  (C) Certified copies of (i) resolutions of Borrower's board of directors authorizing the execution and delivery of this Agreement and the Loan Documents and the performance of all transactions contemplated hereby and thereby, (ii) Borrower's articles or certificate of incorporation and by-laws, and (iii) an incumbency certificate of Borrower;

                  (D) Intentionally Omitted.

                  (E) Good standing certificate for Borrower, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and Pennsylvania;

                  (F) A closing certificate signed by the chief executive officer of Borrower dated as of the date hereof, stating that (i) the representations and warranties set forth in Section 7 hereof are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and (iii) on such date no Default or Event of Default has occurred or is continuing;

                  (G) The Security Documents duly executed, accepted and acknowledged by or on behalf of each of the signatories thereto;

                  (H) The Other Agreements duly executed and delivered by Borrower;

                  (I) The favorable, written opinion of counsel to Borrower, as to the transactions contemplated by this Agreement and any of the other Loan Documents;

                  (J) Written instruction from Borrower directing the application of proceeds of the initial Loans made pursuant to this Agreement, and an initial Borrowing Base Certificate from Borrower;

                  (K) Duly executed agreement establishing the Dominion Account with a financial institution acceptable to Lender for the collection or servicing of the Accounts;

                  (L) Payoff agreement and lien terminations from IBMCC;

                  (M) Consummation of the transactions contemplated under the Disposition Agreement, strictly in accordance with the terms thereof and with all applicable laws;

                  (N) Evidence satisfactory to Lender that (i) Computer 2000 shall have made a cash contribution of no less than $3,000,000 to Borrower; and
(ii) Computer 2000 (and each of its Affiliates) have forgiven all Indebtedness and any accrued and unpaid dividends owing from Borrower to Computer 2000 (and any of its Affiliates);

                  (O) A written confirmation addressed to Lender from Borrower's independent certified public accountant that the forgiveness of Indebtedness and dividends by Computer 2000 (and each of its Affiliates) shall not result in any cash tax liability to Borrower or any of its Subsidiaries;

                  (P) A written status report with respect to Borrower's Inventory from IBM Corporation and a written reconciliation of the status of Borrower's account payable to IBMCC;

                  (Q) UCC, state and federal tax lien and judgment searches;

                  (R) Payment of all fees and expenses owing hereunder; and

                  (S) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters.

         9.2      No Default.  No Default or Event of Default shall exist.

         9.3 Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

         9.4 Availability. Lender shall have determined that immediately after Lender has made the initial Loans contemplated hereby, and paid all closing costs incurred in connection with the transactions contemplated hereby, Aggregate Adjusted Availability on the Closing Date shall not be less than $3,000,000.

         9.5 No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

SECTION 10.                EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         10.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

                  10.1.1 Payment of Obligations. Borrower shall fail to pay any Obligations on the due date thereof (whether due at stated installment due date, or maturity, on demand, upon acceleration, or otherwise).

                  10.1.2 Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower or any Subsidiary of Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

                  10.1.3 Breach of Specific Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 5.2, 6.1.1, 6.1.2, 6.2, 8.1.1, 8.1.2 (provided that with respect to unintentional violations of 8.1.2, the notice and cure rights under Section 10.1.4 shall apply), 8.1.3, 8.2 or 8.3 hereof on the date that Borrower is required to perform, keep or observe such covenant.

                  10.1.4 Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section
10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 15 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to the president or chief financial officer of Borrower.

                  10.1.5 Default Under Security Documents/Other Agreements. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents; or the Other Agreements and such default shall continue beyond any applicable grace period.

                  10.1.6 Other Defaults. There shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations)which singly or in the aggregate is in excess of $250,000, if the holder of such

Indebtedness would be entitled to accelerate such Indebtedness as a consequence of such event of default or demand for payment of such Indebtedness is made.

                  10.1.7 Uninsured Losses. Any loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance, if the uninsured loss would have a material adverse affect on Borrower's operations.

                  10.1.8 Adverse Changes. There shall occur any material adverse change in the financial condition, as compared to Borrower's historical performance, or business prospects of Borrower, after giving effect to the transactions contemplated hereby.

                  10.1.9 Insolvency and Related Proceedings. Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code (if against Borrower, the continuation of such proceeding for more than 60 days), or Borrower shall make any offer of settlement, extension or composition to its unsecured creditors generally.

                  10.1.10 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis (or, if not yet profitable, is inconsistent with Borrower's Projections); or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of all or any material part of its business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term and, such cancellation or termination will have a material adverse effect on Borrower's business, financial condition, Collateral or prospects; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation (provided that such condemnation causes a material adverse affect on Borrower's business, financial condition or prospects).

                  10.1.11 Change of Ownership. Listen Group shall cease to own and control, beneficially and of record, less than 35%, in the aggregate, of the issued and outstanding capital stock of Borrower or Borrower shall have less than two Independent Directors.

                  10.1.12 ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower or any Subsidiary is in "default" (as defined in Section 4219(c)(5) of

ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's or such Subsidiary of Borrower's complete or partial withdrawal from such Plan.

                  10.1.13 Challenge to Agreement. Borrower or any Subsidiary of Borrower shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

                  10.1.14 Criminal Forfeiture. Borrower or any Subsidiary of Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any material Property of Borrower or any Subsidiary of Borrower.

                  10.1.15 Criminal Indictment. Borrower or any Subsidiary of Borrower shall be criminally indicted or convicted.

                  10.1.16 Judgments. Any money judgments in excess of $250,000, writ of attachment or similar process is filed against Borrower, any Subsidiary of Borrower or any of their respective Property (other than a judgment arising out of the litigation described in Schedule 7.20 hereto, as of the Closing Date, provided such judgment does not exceed $1,000,000).

         10.1.17 Settlements. Any settlement arising out of the litigation described on Schedule 7.20 hereto, as of the Closing Date, that exceeds $1,000,000.

         10.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand, protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.9 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

         10.3 Other Remedies. Upon and after the occurrence and during the continuance of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies (to the full extent permitted by applicable law):

                  10.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                  10.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

                  10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that 10 days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral; second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

                  10.3.4 Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

                  10.3.5 Lender may, at its option, reduce or modify the Borrowing Base, or any portion thereof or the advance rates or to take additional reserves in the Borrowing Base.

                  10.3.6 Lender may, at its option, require Borrower to deposit with Lender funds equal to the LC Amount and, if Borrower fails to promptly make such deposit, Lender may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Any such deposit or advance shall be held by Lender as cash collateral to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

         10.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

SECTION 11.                MISCELLANEOUS

         11.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

                  11.1.1 At any time or from time to time as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

                  11.1.2 At such time or times after the occurrence of an Event of Default and during the continuation thereof, as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

         11.2 Indemnity. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including attorneys' fees and legal expenses) as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder or of any claim of any creditor of Borrower against Lender. In addition, Borrower shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral (other than claims arising pursuant to Lender's duties under Section 6.1.3 hereof). Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

         11.3 Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Borrower further agrees that Lender may disclose credit information regarding Borrower to any potential participant or assignee.

         11.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         11.5 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender permitted under Section 11.3 hereof.

         11.6 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         11.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         11.8 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, three Business Days after deposit in the mail, postage prepaid, or one Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

         If to Lender:              Fleet Capital Corporation
                                    200 Glastonbury Boulevard
                                    Glastonbury, CT  06033
                                    Attention: Northeast Loan Administration
                                    Fax No. 860-657-7759

         With a copy to:            Blank Rome Comisky & McCauley LLP
                                    One Logan Square
                                    Philadelphia, PA  19103
                                    Attention: Steven M. Miller, Esquire
                                    Fax No. 215-569-5522

         If to Borrower:            AmeriQuest Technologies, Inc.
                                    425 Privet Road
                                    Horsham, PA 19044
                                    Attention: President
                                    Fax No.  215-956-0669

         With a copy to:            Morgan Lewis & Bockius, LLP
                                    2000 One Logan Square
                                    Philadelphia, PA 19103
                                    Attention: Francis C. Pray, Jr., Esquire
                                    Fax No. 215-963-5299

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to subsections 2.1.1, 3.1.1 or
4.2.2 hereof shall not be effective until received by Lender.

         11.9 Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         11.10 Credit Inquiries. Borrower hereby authorizes and permits Lender to respond to usual and customary credit inquiries from third parties concerning Borrower.

         11.11 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         11.12 Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

         11.13 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         11.14 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN PHILADELPHIA, PENNSYLVANIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS

OF THE COMMONWEALTH OF PENNSYLVANIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN PENNSYLVANIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF PENNSYLVANIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER OR LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE COMMON PLEAS COURT OF PENNSYLVANIA OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         11.15 WAIVERS BY BORROWER. BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL: (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER,

ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED BY THIS AGREEMENT, NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, this Agreement has been duly executed in Philadelphia, Pennsylvania on the day and year specified at the beginning of this Agreement.


                                     AMERIQUEST TECHNOLOGIES, INC.


                                     By /s/ Jon D. Jensen
                                     Title: CFO & COO


Accepted in Philadelphia, PA

FLEET CAPITAL CORPORATION

By: /s/ John Stanescki

Title:

                                   APPENDIX A

                               GENERAL DEFINITIONS

               When used in the Loan and Security Agreement dated as of July 16, 1998, by and between Fleet Capital Corporation and AmeriQuest Technologies, Inc. the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                             Account Debtor - any Person who is or may become
               obligated under or on account of an Account.

                             Accounts - collectively, all Accounts, contract
               rights, Chattel Paper, Instruments and Documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

                             Adjusted LIBOR Rate - For any LIBOR Interest
               Period, as applied to a Revolving Credit LIBOR Rate Loan, the rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) determined pursuant to the following formula:

                             Adjusted Libor Rate     =        Libor Rate
                                                     ---------------------------
                                                     (1.00 - Reserve Percentage)

               For purposes hereof, "Libor Rate" shall mean the arithmetic average of the rates of interest per annum (rounded upwards, if necessary to the next 1/16 of 1%) at which Bank is offered deposits of United States Dollars in the interbank eurodollar loan market on or about 2:00 P.M. New York time two (2) Business Days prior to the commencement of such LIBOR Interest Period on amounts substantially equal to the Revolving Credit LIBOR Rate Loan as to which Borrower may elect the Adjusted LIBOR Rate to be applicable with a maturity of comparable duration to the LIBOR Interest Period selected by Borrower for such Revolving Credit LIBOR Rate Loan.

                             Adjusted Net Earnings From Operations - with
               respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower, as reflected on the financial statement of Borrower supplied to Lender pursuant to subsection 8.1.3 of the Agreement, but excluding:

                                    (i) any gain or loss arising from the sale
                           of capital assets;

                                    (ii) any gain arising from any write-up of
                           assets;

                                    (iii) earnings of any Subsidiary of Borrower
                           accrued prior to the date it became a Subsidiary;

                                    (iv) earnings of any corporation,
                           substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior to the date of such acquisition;

                                    (v) net earnings of any business entity
                           (other than a Subsidiary of Borrower) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions;

                                    (vi) any portion of the net earnings of any
                           Subsidiary of Borrower which for any reason is unavailable for payment of dividends to Borrower;

                                    (vii) the earnings of any Person to which
                           any assets of Borrower shall have been sold, transferred of disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

                                    (viii) any gain arising from the acquisition
                           of any Securities of Borrower; and

                                    (ix) any gain arising from extraordinary or
                           non-recurring items, including any gains for forgiveness of Indebtedness.

                           Affiliate - a Person (other than a Subsidiary): (i)
                  which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person. Notwithstanding anything to the contrary, Computer 2000 is and for the purposes of this Agreement shall be deemed to be an Affiliate of Borrower.

                           Agreement - the Loan and Security Agreement referred
                  to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

                           Aggregate Adjusted Availability - an amount equal to
                  the Borrowing Base less the sum of (i) the amount of Revolving Credit Loans and the LC Amount outstanding as of the Closing Date plus (ii) all sums due and owing to trade creditors which remain outstanding beyond normal trade terms (as set forth in this Agreement) or special terms granted by trade creditors, plus (iii) any reserves against the Borrowing Base, plus (iv) closing payments and expenses.

                           Availability - the amount of money which Borrower is
                  entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower), any established reserves and the LC Amount is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

                           Bank - Fleet National Bank, or such other bank as
                  Lender may hereafter designate.

                           Base Rate - the rate of interest announced or quoted
                  by Bank from time to time as its base rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such base rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

                           Base Rate Loans - collectively, all Revolving Credit
                  Base Rate Loans.

                           Borrowing Base - as at any date of determination
                  thereof, an amount equal to the lesser of:

                                    (i) an amount equal to (a) $10,000,000 minus
                           (b) the LC Amount; or

                                    (ii) an amount equal to:

                                             (a) 80% of the net amount of
                                    Eligible Accounts outstanding at such date;

                                      PLUS

                                             (b) the lesser of (1) $3,500,000 or
                                    (2) 50% of the value of Eligible Inventory at such date calculated on the basis of the lower of cost or market on an average actual cost basis (which reasonably approximates a first-in, first-out basis);

                                      MINUS

                                             (c) such reserves as Lender may
                                    establish under Section 1.1.1 of the
                                    Agreement; and

                                      MINUS

                                             (d) the LC Amount.

                             For purposes hereof, the net amount of Eligible
               Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts, credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

                             Borrowing Base Certificate - the certificate signed
               by the chief executive officer or chief financial officer of Borrower showing the status of Borrower's Accounts and Inventory, outstanding Revolving Credit Loans, LC Amount and other information in the form of Exhibit A-1 to the Agreement.

                             Business Day - any day excluding Saturday, Sunday
               and any day which is a legal holiday under the laws of the Commonwealth of Pennsylvania or is a day on which banking institutions located in such state are closed.

                             Capital Expenditures - cash expenditures made for
               the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations excluding expenditures for the replacement of any assets leased under a Capitalized Lease Obligation in connection with a casualty or loss thereof.

                             Cash Flow - for any period means Borrower's (i)
               Adjusted Net Earnings from Operations for such period plus (ii) depreciation and amortization expenses for such period plus (iii) deferred taxes for such period, less (iv) non-financed Capital Expenditures, less (v) principal payments on account of current maturities of long-term Indebtedness and less (vi) principal payments on Capitalized Lease Obligations, all as determined in accordance with GAAP.

                             Capitalized Lease Obligation - any Indebtedness
               represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                             Closing Date - the date on which all of the
               conditions precedent in Section 9 of the Agreement are satisfied and the initial Loan is made or issued under the Agreement.

                             Code - the Uniform Commercial Code as adopted and
               in force in the Commonwealth of Pennsylvania and as from time to time in effect.

                             Collateral - all of the Property and interests in
               Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

                             Computer 2000 - Computer 2000 AG, a German
               corporation.

                           Consolidated and Consolidating - the consolidation
                  and consolidating in accordance with GAAP of the accounts or other items as to which such term applies.

                           Default - an event or condition the occurrence of
                  which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                           Default Rate - as defined in subsection 2.1.2 of the
                  Agreement.

                           Disposition Agreement - the Disposition and
                  Reorganization Agreement dated July 2, 1998 among Borrower, Listen Group, Computer 2000 and Computer 2000, Inc.

                           Distribution - in respect of any corporation means
                  and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

                           Dominion Account - a special account of Lender
                  established by Borrower pursuant to the Agreement at a bank selected by Borrower, but acceptable to Lender in its reasonable discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

                           Eligible Account - an Account arising in the ordinary
                  course of Borrower's business from the sale of goods or rendition of services. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                                    (i) it arises out of a sale made by Borrower
                           to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or

                                    (ii) it is due or unpaid more than 90 days
                           after the original invoice date or more than 60 days after the original due date; or

                                    (iii) 50% or more of the Accounts from the
                           Account Debtor are not deemed Eligible Accounts hereunder; or

                                    (iv) the total unpaid Accounts of the
                           Account Debtor exceed 20% of the net amount of all Eligible Accounts, to the extent of such excess; or

                                    (v) any covenant, representation or warranty
                           contained in the Agreement with respect to such Account has been breached; or

                                    (vi) (a) the Account Debtor is also
                           Borrower's creditor or supplier; provided that, with respect to Accounts where Unisys Corporation is the Account

                           Debtor, the amount of such Accounts in excess of any sums owed by Borrower to Unisys Corporation shall, subject to the other requirements herein, be considered Eligible Accounts, or (b) the Account Debtor has disputed liability with respect to such Account, or (c) the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or (d) the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

                                    (vii) the Account Debtor has commenced a
                           voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                                    (viii) it arises from a sale to an Account
                           Debtor outside the United States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion; or

                                    (ix) it arises from a sale to the Account
                           Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

                                    (x) the Account Debtor is the United States
                           of America or any department, agency or
                           instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C.
                           Section 203 et seq., as amended); or

                                    (xi) the Account is not at all times subject
                           to Lender's duly perfected, first priority security interest and no other Lien other than a Permitted Lien; or

                                    (xii) the goods giving rise to such Account
                           have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                                    (xiii) the Account is evidenced by Chattel
                           Paper or an Instrument of any kind, or has been reduced to judgment; or

                                    (xiv) the Borrower has made any agreement
                           with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                                    (xv) the Borrower has made an agreement with
                           the Account Debtor to extend the time of payment thereof; or

                                    (xvi) the Account is otherwise deemed
                           unacceptable (due to the credit condition of the Account Debtor or the legal enforceability of the Account) by Lender in its reasonable discretion.

                           Eligible Inventory - All of the finished goods
                  Inventory of Borrower except for Inventory regarding which one or more of the following is true:

                                    (i) it is not finished goods that is, in
                           Lender's reasonable opinion, readily marketable in its current form; or

                                    (ii) it is not in good, new and saleable
                           condition; or

                                    (iii) it is slow-moving, obsolete or
                           unmerchantable; or

                                    (iv) it does not meet all standards imposed
                           by any governmental agency or authority for Inventory of its type; or

                                    (v) it does not conform in all respects to
                           the warranties and representations set forth in the Agreement; or

                                    (vi) it is not at all times subject to
                           Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien; or

                                    (vii) it is not situated at a location
                           listed on Exhibit 6.1.1; or

                                    (viii) it is not situated at a location for
                           which Lender has received a landlord's waiver unless Lender has created a reserve with respect thereto under the Borrowing Base; or

                                    (ix) it is based upon a mark-up arising with
                           respect to an intra-company sale, to the extent of such mark-up.

                           Environmental Laws - all federal, state and local
                  laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to environmental matters.

                           Equipment - collectively, all machinery, apparatus,
                  equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

                           ERISA - the Employee Retirement Income Security Act
                  of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

                           Event of Default - as defined in Section 10.1 of the
                  Agreement.

                           GAAP - generally accepted accounting principles in
                  the United States of America in effect from time to time.

                           General Intangibles - collectively, all personal
                  property of Borrower (including things in action) other than goods, Accounts, Chattel Paper, Documents, Instruments and money, whether now owned or hereafter created or acquired by Borrower.

                           IBMCC - IBM Credit Corporation.

                           Indebtedness - as applied to a Person means, without
                  duplication.

                           (i) all items, which in accordance with GAAP would be
                  included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

                           (ii) all obligations of other Persons which such
                  Person has guaranteed,

                           (iii) all reimbursement obligations in connection
                  with letters of credit or letter of credit guaranties issued for the account of such Person, and

                           (iv) in the case of Borrower (without duplication),
                  the Obligations.

                  Independent Director - a Person who is not an Affiliate of Borrower or Listen Group or any of their respective Affiliates or an officer or employee of any of them.

                  Inventory - collectively, all Inventory of Borrower, whether now owned or hereafter acquired including, without limitation, all goods intended for sale or lease by Borrower (but excluding any demonstration Equipment owned by third parties), or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all Documents evidencing, and General Intangibles relating to, any of the foregoing, whether now owned or hereafter acquired by Borrower.

                  Investment Property - all investment property as such term is now or hereafter defined in the Code.

                  Last Day of Fiscal Year - Section 7.1.10.

                  LC Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding plus the aggregate amount of all unreimbursed draws on all Letters of Credit and LC Guaranties.

                  LC Cap - $5,000,000.

                  LC Guaranty - any guaranty pursuant to which Lender or any Affiliate of Lender shall guaranty the payment or performance by Borrower of its reimbursement obligation to anyone other than Lender under any letter of credit.

                  Letter of Credit - any stand-by letter of credit, issued by Lender or any of Lender's Affiliates for the account of Borrower to support non-borrowed obligations of Borrower incurred in the ordinary course of business.

                  LIBOR Interest Period - a period of one, two, three or six months duration during which the Revolving Credit LIBOR Rate is applicable.

                  Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract and including, without limitation, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Listen Group - The Listen Group Partners LLC, a Delaware limited liability company.

                  Loan Account - the loan account established on the books of Lender pursuant to Section 3.6 of the Agreement.

                  Loan Documents - the Agreement, the Other Agreements and the Security Documents as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

                  Loans - all loans and advances of any kind made by Lender pursuant to the Agreement.

                  London Business Day - any Business Day on which banks in London, England are open for business.

                  Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through
         (iii) hereof, if owed directly by Borrower.

                  Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

                  Net Income - for any period, the net income of Borrower determined on a consolidated basis in accordance with GAAP.

                  Note - the Revolving Credit Note.

                  Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired (including, without limitation, reimbursement obligations in respect of Letters of Credit and LC Guaranties). The term includes without limitation, all interest, charges, fees, expenses, attorneys' fees, and any other sums chargeable to Borrower, under any of the Loan Documents.

                  Original Term - as defined in Section 4.1 of the Agreement.

                  Other Agreements - any and all agreements and instruments (other than the Agreement and the Security Documents), including, without limitation, and any instruments, documents or agreements entered into in connection with Letters of Credit and LC Guaranties heretofore, now or hereafter executed by Borrower, any guarantor, or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement, as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

                  Overadvance - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans exceeds the Borrowing Base.

                  Participating Lender - each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

                  Permitted Liens - any Lien of a kind specified in subsection
         8.2.5 of the Agreement.

                  Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed $500,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

                  Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

                  Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

                  Projections - Borrower's forecasted Consolidated and Consolidating (if applicable) (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  Purchase Money Indebtedness - (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets solely for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

                  Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets, the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

                  Regulation D - Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

                  Rentals - as defined in subsection 8.2.13 of the Agreement.

                  Renewal Terms - as defined in Section 4.1 of the Agreement.

                  Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

                  Reserve - for any day, that reserve (expressed as a decimal) which is in effect (whether or not actually incurred) with respect to Bank on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Bank is subject including any board or governmental or administrative agency of the United States or any other jurisdiction to which Bank is subject), for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for Eurocurrency liabilities as defined in Regulation D.

                  Reserve Percentage - for Bank on any day, that percentage (expressed as a decimal) which is in effect on such day, prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Lender is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which Bank is subject) for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for (i) deposits of United States Dollars or (ii) Eurocurrency liabilities as defined in Regulation D, in each case used to fund a Revolving Credit LIBOR Rate Loan subject to an Adjusted LIBOR Rate. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective day of any change in the Reserve Percentage.

                  Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                           (i) investments in one or more Subsidiaries of a
                  Borrower to the extent existing on the Closing Date;

                           (ii) Property to be used in the ordinary course of
                  business;

                           (iii) investments in direct obligations of the United
                  States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                           (iv) investments in certificates of deposit maturing
                  within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000;

                           (v) investments in commercial paper given the highest
                  rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; and

                           (vi) mutual funds that invest in any of the
                  foregoing.

                  Revolving Credit Base Rate - a per annum rate equal to the sum of the Base Rate plus 150 basis points.

                  Revolving Credit Base Rate Loan - that portion of the Revolving Credit Loans that bears interest at the Revolving Credit Base Rate.

                  Revolving Credit LIBOR Rate - a per annum rate equal to the sum of the Adjusted LIBOR Rate plus 400 basis points.

                  Revolving Credit LIBOR Rate Loan - that portion of the Revolving Credit Loans on which interest accrues at the Revolving Credit LIBOR Rate.

                  Revolving Credit Loan - a Loan made by Lender as provided in
         Section 1.1 of the Agreement.

                  Revolving Credit Maturity Date - the last day of the Original Term or, if any Renewal Term is in effect, then the last day of such Renewal Term.

                  Revolving Credit Note - the secured promissory note to be executed by Borrower on the Closing Date in favor of Lender to evidence Borrower's obligation to repay the Revolving Credit Loans, which shall be in the form of Exhibit A-2 to the Agreement.

                  Schedule of Accounts - as defined in subsection 6.2.1 of the Agreement.

                  Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

                  Security Documents - all instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations, as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

                  Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and
         (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

                  Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

                  Tangible Assets - all assets except: (i) any surplus resulting from any write-up of assets subsequent to September 30, 1997; (ii) deferred assets, other than prepaid insurance and prepaid taxes; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) goodwill, including any amounts, however designated on a Consolidated balance sheet of a Person or its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (v) Restricted Investments (other than sums presently owing by Trigem and Robert Beckett as evidenced by promissory notes payable to Borrower and delivered to Lender); (vi) unamortized debt discount and expense; (vii) assets located and notes and receivables due from obligors outside of the United States of America; and (viii) Accounts, notes and other receivables due from Affiliates or employees.

                  Tangible Net Worth - at any date means a sum equal to:

                           (i) the net book value (after deducting related
                  depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, minus

                           (ii) the amount at which such Person's liabilities
                  (other than capital stock and surplus), including as liabilities all reserves for contingencies and other potential liabilities, would be shown on such balance sheet in accordance with GAAP.

                  Total Credit Facility - $10,000,000.

                  Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                  Year 2000 Problem - Section 7.1.26

                  OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

                  CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                                LIST OF EXHIBITS

Exhibit A-1                  Borrowing Base Certificate

Exhibit A-2                  Revolving Credit Note

Exhibit 6.11                 Borrower's and each Subsidiary's Business Locations

EXHIBIT 7.1.1 Jurisdictions in which Borrower and each Subsidiary is Authorized to do Business

EXHIBIT 7.1.4                Capital Structure of Borrower

EXHIBIT 7.1.5                Corporate Names

EXHIBIT 7.1.13               Existing Sureties

EXHIBIT 7.1.14               Tax Identification Numbers of Subsidiaries

EXHIBIT 7.1.16               Patents, Trademarks, Copyrights and Licenses

EXHIBIT 7.1.19               Contracts Restricting Borrower's Right to
                             Incur Debts

EXHIBIT 7.1.20               Litigation

EXHIBIT 7.1.22(a)            Capitalized Leases

EXHIBIT 7.1.22(b)            Operating Leases

EXHIBIT 7.1.23               Pension Plans

EXHIBIT 7.1.24               Trade Relations

EXHIBIT 7.1.25               Labor Contracts

EXHIBIT 8.1.3                Compliance Certificate

EXHIBIT 8.2.5                Permitted Liens